EXHIBIT 32.1

              CERTIFICATION OF CHIEF EXECUTIVE OFFICER

     PURSUANT TO 18 U.S.C. SECTION 1350 AS ADOPTED PURSUANT TO
           SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

  The undersigned, Brian J. Kelley, the Chief Executive Officer of Cognitronics Corporation (the "Company"), has executed this certification in connection with the filing with the Securities and Exchange Commission of the Company's Quarterly Report on Form 10-Q for the period ended June 30, 2005 (the "Report"). The undersigned hereby certifies that:

      (1) the Report fully complies with the requirements of
      Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

      (2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.



DATED this 15 day
of August, 2005


                                      /s/ Brian J. Kelley
                                          Brian J. Kelley
                                     Chief Executive Officer


                                 A signed original of this written
                                 statement required by Section 906
                                 has been provided to the Company and
                                 will be retained by the Company and
                                 furnished to the Securities and
                                 Exchange Commission or its staff
                                 upon request.